Exhibit 99.2

MACK-CALI REALTY CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Status

        The Nominating and Corporate Governance Committee (the “Committee”) is a committee of the Board of Directors of Mack-Cali Realty Corporation (the “Company”).

Membership

        The Committee shall consist of directors all of whom, in the judgment of the Board of Directors, shall be independent in accordance with the listing standards of the New York Stock Exchange. Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the listing standards of the New York Stock Exchange.

Meetings

        The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may meet in person or telephonically and at such times and places as the Committee shall determine. The Committee shall make regular reports to the Board regarding corporate governance matters and the activities of the Committee.

Purpose and Responsibilities

        The Committee is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors. These responsibilities include:

  assisting the Board with the establishment of criteria for Board membership;

  identifying individuals qualified to become Board members;

  considering, recommending and recruiting candidates to fill new positions on the Board;

  reviewing candidates recommended by shareholders;

  conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible Board candidates; and

  recommending the director nominees for approval by the Board and the shareholders.

        The Committee’s additional functions are:

  to consider questions of possible conflicts of interest of Board members and of the Company's senior executives;

  to monitor and recommend the functions of the various committees of the Board;

  to oversee the evaluation of the Board and its committees and the Company’s senior executives;

  to recommend members of the various committees of the Board;

  to advise on changes in Board compensation;

  to make recommendations on the structure of Board meetings;

  to recommend matters for consideration by the Board;

  to consider matters of corporate governance and to develop and recommend to the Board a set of Corporate Governance Principles applicable to the Company, and review and assess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate;

  to review and recommend to the Board retirement and other tenure policies for directors;

  to review the outside activities of the Board and the Company's senior executives and such persons' membership on outside boards of directors;

  to review periodically with the Chief Executive Officer of the Company the potential succession plans relating to positions held by executive management; and

  to perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deems appropriate.

Performance Evaluation

        The Committee shall conduct an annual performance evaluation of itself.

Committee Resources

        The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting, financial or other advisors. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other terms of retention. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

Committee Charter

        The Committee shall review at least annually the adequacy of this Charter and recommend any changes to the Board for approval. This Charter shall be made available on the Company’s website.